SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 15, 2008


                               SAPIENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                 0-28074                                04-3130648
        (Commission File Number)           (I.R.S. Employer Identification No.)


             25 First Street
              Cambridge, MA                                02141
(Address of Principal Executive Offices)                 (Zip Code)



                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)



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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2008, Sapient GmbH ("Sapient Germany"), a wholly-owned subsidiary of Sapient Corporation (the "Company") and Dr. Christian Oversohl, a Senior Vice President of the Company, the Managing Director of Sapient Germany and the European Business Lead for the Company, entered into an Employment Agreement (the "Agreement"). The Agreement is effective July 1, 2007 and expires on August 31, 2010.

Pursuant to the terms of the Agreement, Dr. Oversohl will receive an annual base salary of 240,000 (euro), retroactive to July 1, 2007, and will also be eligible for an annual bonus/performance incentive, with a minimum target amount of 150,000 (euro) for FY2007 and 165,000 (euro) for each of FY2008 and FY2009. Dr. Oversohl's bonuses shall be earned, accrued and/or paid in accordance with the Company's bonus plan then in effect for Managing Directors and/or Vice Presidents.

Under the Agreement, Dr. Oversohl is also granted 40,000 restricted stock units ("RSUs") of the Company's common stock. The RSUs are subject to time-based vesting over three (3) years, beginning August 1, 2007 (the "Vest Commencement Date"). Thirty-Three Percent (33%) of the RSUs will vest on February 1, 2009 (eighteen (18) months following the Vest Commencement Date), and Sixty-Seven Percent (67%) of the RSUs will vest on August 1, 2010 (the third anniversary of the Vest Commencement Date), so long as Dr. Oversohl is still employed on the applicable vest date.

Additionally, under the Agreement, the Company shall contribute a premium of 20,000 (euro) per annum to a pension scheme for the benefit of Dr. Oversohl. Further, in lieu of Dr. Oversohl being provided a Company car, he shall receive an additional monthly payment of 1,200 (euro), retroactive to July 1, 2007, payable in accordance with Sapient Germany's normal payroll schedule.

Should Dr. Oversohl's employment be terminated by the Company for a reason other than for good cause, the Company is obliged to pay Dr. Oversohl the equivalent of twelve (12) months of base salary as a severance payment.

Additionally, Dr. Oversohl is subject to a covenant not to compete against the Company for the twelve (12) month period following termination of the Agreement (the "Post-Employment Covenant"). In return for abiding by the Post-Employment Covenant, Dr. Oversohl shall receive monthly compensation during the twelve (12) month period equal to Fifty Percent (50%) of the amount of his last monthly base salary in effect at the time of his termination. The Company may waive the Post-Employment Covenant at any time by providing Dr. Oversohl with at least six
(6) months prior written notice.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 19, 2008                     SAPIENT CORPORATION
                                             (Registrant)



                                         By:   /s/ Kyle A. Bettigole
                                             -----------------------------------
                                             Assistant Secretary